UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 13, 2008

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2008, the Board of Directors of Quest Resource Corporation (the “Company”) terminated David Grose as Chief Financial Officer. Additionally, the boards of directors of the general partners of Quest Energy Partners, L.P. (“Quest Energy”) and Quest Midstream Partners, L.P. (“Quest Midstream”) removed Mr. Grose as the Chief Financial Officer of the general partners. As previously reported in the Company’s Current Report on Form 8-K filed on September 5, 2008, Jack Collins has been appointed as the Company’s interim Chief Financial Officer.

Item 7.01 Regulation FD Disclosure.

On September 16, 2008, the Company and its subsidiaries, Quest Energy and Quest Midstream, issued a press release announcing the termination of Mr. Grose as Chief Financial Officer and the status of their internal investigation into certain questionable transfers of funds to an entity controlled by the former Chairman and Chief Executive Officer of the companies. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

The following material is furnished pursuant to Item 9.01 as an exhibit to this Current Report on Form 8-K.

(d)	Exhibits
Exhibit Number	Description
99.1	Press release of Quest Resource Corporation dated September 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

By:	/s/ David C. Lawler
David C. Lawler
President

Date: September 16, 2008

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